Exhibit 3.95

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 10:00 AM 07/16/2002 020453915 — 3547851
CERTIFICATE OF FORMATION
OF
SUNTERRA STEAMBOAT DEVELOPMENT, LLC
     The undersigned, an authorized natural person, for the purpose of forming a limited liability company, under the provisions and subject to the requirements of the State of Delaware (particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the “Delaware Limited Liability Company Act”), hereby certifies that:
     FIRST: The name of the limited liability company (hereinafter called the “limited liability company”) is Sunterra Steamboat Development, LLC.
     SECOND: The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, 19801, County of New Castle.
Executed on July 15, 2002.

/s/ Mark R. Williams
Mark R. Williams, Authorized Person

State of Delaware Secretary of State Division of Corporations Delivered 12:45 PM 01/23/2004 FILED 12:38 PM 01/23/2004 SRV 040049853 — 3547851 FILE
CERTIFICATE OF AMENDMENT TO CERTIFICATE OF FORMATION
OF
SUNTERRA STEAMBOAT DEVELOPMENT, LLC

     SUNTERRA STEAMBOAT DEVELOPMENT, LLC (hereinafter called the “company”), a limited liability company organized and existing under and by virtue of the Limited Liability Company Act of the State of Delaware, does hereby certify:
     1. The name of the limited liability company is:
SUNTERRA STEAMBOAT DEVELOPMENT, LLC.
     2. The Certificate of Formation of the domestic limited liability company is hereby amended to change the name and address of the registered agent and the address of the registered office within the State of Delaware as follows:
National Registered Agents, Inc.
9 East Loockerman Street, Suite 1B
Dover, Delaware 19901
County of Kent
Executed on: January 14, 2004.

/s/ Lori Knohl
Lori Knohl, Authorized Person

State of Delaware Secretary of State Division of Corporations Delivered 07:12 PM 10/17/2007 FILED 07:12 PM 10/17/2007 SRV 071127875 — 3547851 FILE
CERTIFICATE OF AMENDMENT
OF
SUNTERRA STEAMBOAT DEVELOPMENT, LLC
     1. The name of the limited liability company is SUNTERRA STEAMBOAT DEVELOPMENT, LLC.
     2. The Certificate of Formation of the limited liability company is hereby amended as follows: The name of the limited liability company is
DIAMOND RESORTS STEAMBOAT DEVELOPMENT, LLC
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Sunterra Steamboat Development, LLC this 16th day of October, 2007.

By:	/s/ Frederick C. Bauman
Frederick C. Bauman
Authorized Person